UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2011

SCBT Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-12669	57-0799315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street, Columbia, South Carolina	29201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 277-2175

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Merger Agreement

On December 19, 2011, SCBT Financial Corporation, a South Carolina corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Peoples Bancorporation, a South Carolina corporation (“Peoples”).  The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Peoples will merge (the “Merger”) with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”).  The Merger Agreement also provides that, immediately following the closing of the Merger (the “Closing”), The Peoples National Bank, Bank of Anderson, N.A. and Seneca National Bank, each a wholly-owned bank subsidiary of Peoples, will merge with and into SCBT, N.A., a wholly-owned bank subsidiary of the Company, with SCBT, N.A. continuing as the surviving bank.

Subject to the terms and conditions set forth in the Merger Agreement, which has been approved by the board of directors of each of the Company and Peoples, at the effective time of the Merger, each outstanding share of Peoples common stock will be converted into the right to receive 0.1413 (the “Exchange Ratio”) of a share of common stock of the Company (“Company Common Stock”), subject to the payment of cash in lieu of fractional shares and further subject to certain adjustments set forth in the Merger Agreement.  In addition, concurrently with or immediately after the Closing, the Company will repurchase or redeem all of the outstanding shares of Peoples preferred stock held by the United States Department of the Treasury, subject to required regulatory approvals and the other terms and conditions set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties from the Company and Peoples, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Peoples’ businesses during the interim period between the execution of the Merger Agreement and the Closing, (2) Peoples’ obligations to facilitate its shareholders consideration of, and voting upon, the approval of the Merger, (3) the recommendation by the board of directors of Peoples in favor of the approval by its shareholders of the Merger Agreement and the transactions contemplated thereby and (4) Peoples’ non-solicitation obligations relating to alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by Peoples’ shareholders, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the Nasdaq Global Market of the Company Common Stock to be issued in the Merger and (5) the effectiveness of the registration statement for the Company Common Stock to be issued in the Merger.  Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both the Company and Peoples and further provides that upon termination of the Merger Agreement under certain circumstances, Peoples will be obligated to pay the Company a termination fee of $1.5 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, Peoples or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Peoples or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with each of the directors of Peoples, as well as Alexander C. Dye, Director of Expansion and Development of Peoples (collectively, the “Voting Agreements”).  The shareholders that are party to the Voting Agreement beneficially own in the aggregate approximately 16% of the outstanding shares of Peoples common stock.  The Voting Agreements generally require that the shareholders party thereto vote all of their shares of Peoples common stock in favor of the Merger and against alternative transactions and generally prohibit them from transferring their shares of Peoples common stock prior to the consummation of the Merger.  The Voting Agreements will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Important Additional Information

SCBT will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission and appropriate state and federal banking authorities as soon as is practical. Peoples Bancorporation will prepare a proxy statement and other relevant documents concerning the proposed transaction for its shareholders.  PEOPLES BANCORPORATION SHAREHOLDERS ARE URGED TO READ SUCH PROXY AND

REGISTRATION STATEMENTS REGARDING THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THESE WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT Financial Corporation and Peoples Bancorporation, Inc., at the SEC’s internet site (http://www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer, or Peoples Bancorporation, Inc., Post Office Box 1989, Easley, South Carolina 29640, Attention: Robert E. Dye, Jr., Senior Vice President and Chief Financial Officer.

SCBT, Peoples Bancorporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Peoples Bancorporation in connection with the Merger.  Information about the directors and executive officers of Peoples Bancorporation and their ownership of Peoples common stock is set forth in Peoples Bancorporation’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at Peoples Bancorporation’s address in the preceding paragraph.  Information about the directors and executive officers of SCBT Financial Corporation is set forth in SCBT’s most recent proxy statement filed with the SEC and available at the SEC’s internet site and from SCBT at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Forward-Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.  SCBT Financial Corporation and Peoples Bancorporation caution readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive Merger Agreement between SCBT and Peoples Bancorporation; (2) the outcome of any legal proceedings that may be instituted against SCBT or Peoples Bancorporation; (3) the inability to complete the transactions contemplated by the definitive Merger Agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both SCBT’s and Peoples Bancorporation’s banks’ earnings and the market value of the portfolio equity; (6) liquidity risk affecting SCBT’s and Peoples Bancorporation’s banks’ ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) economic downturn risk resulting in deterioration in the credit markets; (14) greater than expected noninterest expenses; (15) excessive loan losses; (16) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Habersham, BankMeridian and Peoples Bancorporation, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration-related matters; (17) the risks of fluctuations in market prices for SCBT stock that may or may not reflect the economic condition or performance of SCBT; (18) the payment of dividends on SCBT is subject to regulatory supervision as well as the discretion of the SCBT board of directors and (19) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Item 9.01.              Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 19, 2011, by and between SCBT Financial Corporation and Peoples Bancorporation, Inc.

10.1	Form of Voting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: December 23, 2011	By:	/s/ Donald E. Pickett
Donald E. Pickett
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 19, 2011, by and between SCBT Financial Corporation and Peoples Bancorporation, Inc.

10.1	Form of Voting Agreement